Exhibit 99.1

Press Contact: Will Thoretz +1 203 517 3119 will.thoretz@isg-one.com Investor Contact: Bert Alfonso +1 203 517 3104 bert.alfonso@isg-one.com

Information Services Group Announces

Third-Quarter 2021 Results

•	Reports record third-quarter GAAP revenues of $71 million, up 15% from prior year, exceeding guidance

•	Reports third-quarter net income of $4 million, GAAP EPS of $0.09 and adjusted EPS of $0.12

•	Reports third-quarter adjusted EBITDA of $10 million, up 24 percent versus prior year, exceeding guidance

•	Achieves quarter-end cash balance of $55 million, up 43 percent from prior year

•	Declares fourth-quarter dividend of $0.03 per share, payable December 17 to record holders as of December 3

•	Sets fourth-quarter 2021 guidance: revenues between $67 million and $69 million and adjusted EBITDA of between $9 million and $10 million

STAMFORD, Conn., November 4, 2021 — Information Services Group (ISG) (Nasdaq: III), a leading global technology research and advisory firm, today announced financial results for the third quarter ended September 30, 2021.

“ISG delivered another outstanding financial performance in Q3, building on the firm’s momentum in the first half,” said Michael P. Connors, chairman and CEO. “We achieved double-digit revenue and adjusted EBITDA growth in Q3, highlighted by our 22 percent revenue growth in the Americas. Our ISG NEXT operating model continues to resonate in this robust demand environment—driving greater account expansion opportunities and increasing profitability, margins and operating cash flow.”

Connors said ISG sees market momentum continuing into 2022. ”Enterprises of all types are accelerating their technology investments coming out of the pandemic. We are seeing a strong shift to cloud-based platforms and all things digital as our clients address the requirements of remote working, engaging with customers, improving resiliency and enhancing the quality of business overall,” he said.

ISG is ideally positioned to meet client needs, Connors added. “We continue to be the industry’s go-to firm for operating model design and sourcing solutions that allow our clients to harness the full potential of their provider ecosystems. Combined with our industry-leading research, governance solutions and SaaS platforms, we offer our clients all the capabilities they need to become world-class, digitally driven enterprises.”

Third-Quarter 2021 Results

Reported revenues for the third quarter were a record $71.1 million, up 15 percent versus last year (up 14 percent in constant currency). Currency translation positively impacted reported revenues by $0.7 million versus the prior year. Reported revenues were a record $42.8 million in the Americas, up 22 percent versus the prior year; $20.1 million in Europe, down 4 percent versus the prior year on a reported basis and down 5 percent in constant currency, and a record $8.1 million in Asia Pacific, up 42 percent versus the prior year on a reported basis and up 38 percent in constant currency.

ISG reported third-quarter operating income of $7.3 million, more than double its operating income of $3.0 million in the third quarter of 2020. The firm also more than doubled its third-quarter net income and earnings per share, reporting $4.4 million and $0.09, respectively, versus net income of $2.1 million and earnings per share of $0.04 in the prior year. Net income margin (calculated by dividing net income by reported revenues) doubled to 6 percent, from 3 percent in the prior year.

Adjusted net income (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) for the third quarter was $5.9 million, or $0.12 per share on a fully diluted basis, compared with adjusted net income of $5.2 million, or $0.10 per share on a fully diluted basis, in the prior year’s third quarter.

Third-quarter adjusted EBITDA (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) was $10.2 million, up 24 percent from the third quarter last year. Adjusted EBITDA margin (a non-GAAP measure calculated by dividing adjusted EBITDA by reported revenues) was 14 percent, up 100 basis points from the prior year.

Other Financial and Operating Highlights

ISG generated $18.5 million of cash from operations in the third quarter, compared with $10.3 million in the prior year, and $39.5 million year to date. The firm’s cash balance totaled $54.5 million at September 30, 2021, up 43 percent from $38.1 million in the prior year. ISG paid down $1.1 million of debt during the quarter, repurchased $2.1 million of shares and paid dividends of $1.5 million. As of September 30, 2021, ISG had $75.6 million in debt outstanding, compared with $79.9 million at the end of the third quarter last year. The firm’s gross debt-to-adjusted-EBITDA ratio of 2.0 is at a record low.

2021 Fourth-Quarter Revenue and Adjusted EBITDA Guidance

“For the fourth quarter, ISG is targeting revenues of between $67 million and $69 million and adjusted EBITDA of between $9 million and $10 million,” said Connors. “This guidance reflects the current demand environment, tempered somewhat by the lingering impact of Covid, particularly in Europe, and the normal impact of the year-end holiday season. We will continue to monitor the macroeconomic environment and adjust our business plans accordingly.”

Third-Quarter Dividend

The ISG Board of Directors declared a fourth-quarter dividend of $0.03 per share, payable on December 17, 2021, to shareholders of record on December 3, 2021.

Conference Call

ISG has scheduled a call for 9 a.m., U.S. Eastern Time, Friday, November 5, 2021, to discuss the company’s third-quarter results. The call can be accessed by dialing 1-877-502-9276; or, for international callers, by dialing 001-313-209-4906. The access code is 5609449. A recording of the conference call will be accessible on ISG’s website (www.isg-one.com) for approximately four weeks following the call.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “target,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and its subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and its subsidiaries’ intellectual property or data and the intellectual property or data of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; (13) outbreaks of diseases, including coronavirus, or similar public health threats or fear of such an event; and (14) engagements may be terminated, delayed or reduced in scope by clients. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission. ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). In this release, ISG has presented both GAAP financial results as well as non-GAAP information for the three months and nine months ended September 30, 2021 and September 30, 2020. ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information. These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future. ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income plus interest, taxes, depreciation and amortization, foreign currency transaction gains/losses, non-cash stock compensation, change in contingent consideration, acquisition-related costs, severance, integration and other expense and financing-related costs), adjusted net income (defined as net income plus amortization of intangible assets, non-cash stock compensation, foreign currency transaction gains/losses, change in contingent consideration, acquisition-related costs, severance, integration and other expense, financing-related costs, and write-off of deferred financing costs, on a tax-adjusted basis), adjusted net income per diluted share and selected financial data on a constant currency basis which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations. These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

We evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP financial measure, excludes the impact of year-over-year fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, thereby facilitating period-to-period comparisons of our business performance and is consistent with how management evaluates the Company’s performance. We calculate constant currency percentages by converting our current and prior-periods local currency financial results using the same point in time exchange rates and then compare the adjusted current and prior period results. This calculation may differ from similarly titled measures used by others and, accordingly, the constant currency presentation is not meant to be a substitution for recorded amounts presented in conformity with GAAP, nor should such amounts be considered in isolation.

Management believes this information facilitates comparison of underlying results over time. Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure. Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the forward-looking non-GAAP estimates contained herein to the corresponding GAAP measures is not being provided, due to the unreasonable efforts required to prepare it.

About ISG

ISG (Information Services Group) (Nasdaq: III) is a leading global technology research and advisory firm. A trusted business partner to more than 700 clients, including more than 75 of the world’s top 100 enterprises, ISG is committed to helping corporations, public sector organizations, and service and technology providers achieve operational excellence and faster growth. The firm specializes in digital transformation services, including automation, cloud and data analytics; sourcing advisory; managed governance and risk services; network carrier services; strategy and operations design; change management; market intelligence and technology research and analysis. Founded in 2006, and based in Stamford, Conn., ISG employs more than 1,300 digital-ready professionals operating in more than 20 countries—a global team known for its innovative thinking, market influence, deep industry and technology expertise, and world-class research and analytical capabilities based on the industry’s most comprehensive marketplace data. For more information, visit www.isg-one.com.

# # #

Information Services Group, Inc.
Condensed Consolidated Statement of Income and Comprehensive Income
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues	$71,095	$61,635	$208,263	$182,739
Operating expenses
Direct costs and expenses for advisors	43,249	36,762	127,412	111,539
Selling, general and administrative	19,236	20,318	58,768	60,792
Depreciation and amortization	1,347	1,581	3,962	4,641
Operating income	7,263	2,974	18,121	5,767
Interest income	65	61	196	188
Interest expense	(538)	(687)	(1,794)	(2,890)
Foreign currency transaction gain (loss)	1	(66)	(2)	14

Income before taxes	6,791	2,282	16,521	3,079
Income tax provision	2,370	227	4,570	1,772
Net income	$4,421	$2,055	$11,951	$1,307

Weighted average shares outstanding:
Basic	48,751	47,880	48,521	47,599
Diluted	51,510	49,908	51,713	49,546

Earnings per share:
Basic	$0.09	$0.04	$0.25	$0.03
Diluted	$0.09	$0.04	$0.23	$0.03

Information Services Group, Inc.
Reconciliation from GAAP to Non-GAAP
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income	$4,421	$2,055	$11,951	$1,307
Plus:
Interest expense (net of interest income)	473	626	1,598	2,702
Income taxes	2,370	227	4,570	1,772
Depreciation and amortization	1,347	1,581	3,962	4,641
Change in contingent consideration	47	48	113	48
Acquisition-related costs (1)	18	100	(14)	350
Severance, integration and other expense	41	1,362	1,341	1,730
Financing-related costs	-	-	-	92
Foreign currency transaction (gain) loss	(1)	66	2	(14)
Non-cash stock compensation	1,499	2,159	5,075	6,544
Adjusted EBITDA	$10,215	$8,224	$28,598	$19,172

Net income	$4,421	$2,055	$11,951	$1,307
Plus:
Non-cash stock compensation	1,499	2,159	5,075	6,544
Intangible amortization	643	913	2,001	2,618
Change in contingent consideration	47	48	113	48
Acquisition-related costs (1)	18	100	(14)	350
Severance, integration and other expense	41	1,362	1,341	1,730
Financing-related costs	-	-	-	92
Write-off of deferred financing costs	-	-	-	167
Foreign currency transaction (gain) loss	(1)	66	2	(14)
Tax effect (2)	(719)	(1,487)	(2,726)	(3,691)
Adjusted net income	$5,949	$5,216	$17,743	$9,151

Weighted average shares outstanding:
Basic	48,751	47,880	48,521	47,599
Diluted	51,510	49,908	51,713	49,546

Adjusted earnings per share:
Basic	$0.12	$0.11	$0.37	$0.19
Diluted	$0.12	$0.10	$0.34	$0.18

(1)	Consists of expenses from acquisition-related costs and non-cash fair value adjustments on pre-acquisition contract liabilities.
(2)	Marginal tax rate of 32%, reflecting U.S. federal income tax rate of 21% plus 11% attributable to U.S. states and foreign jurisdictions.

Information Services Group, Inc.
Selected Financial Data
Constant Currency Comparison

			Three Months			Three Months
	Three Months	Constant	Ended	Three Months	Constant	Ended
	Ended	currency	September 30, 2021	Ended	currency	September 30, 2020
	September 30, 2021	impact	Adjusted	September 30, 2020	impact	Adjusted
Revenue	$71,095	$(985)	$70,110	$61,635	$(307)	$61,328
Operating income	$7,263	$(254)	$7,009	$2,974	$(126)	$2,848
Adjusted EBITDA	$10,215	$(270)	$9,945	$8,224	$(152)	$8,072

			Nine Months			Nine Months
	Nine Months	Constant	Ended	Nine Months	Constant	Ended
	Ended	currency	September 30, 2021	Ended	currency	September 30, 2020
	September 30, 2021	impact	Adjusted	September 30, 2020	impact	Adjusted
Revenue	$208,263	$(4,047)	$204,216	$182,739	$2,354	$185,093
Operating income	$18,121	$(950)	$17,171	$5,767	$742	$6,509
Adjusted EBITDA	$28,598	$(1,011)	$27,587	$19,172	$736	$19,908